                                                                     EXHIBIT 3.2


                           RESTATED AND AMENDED BYLAWS

                                       OF

                             LASER POWER CORPORATION

                            AS AMENDED APRIL 15, 1994

                              AMENDED AND RESTATED

                                     BYLAWS

                                       OF

                             LASER POWER CORPORATION


                                    ARTICLE 1

                                     OFFICES

      SECTION 1.1 The registered office shall be in the State of Delaware, 15 East North Street, City of Dover, County of Kent 19901.

      SECTION 1.2 The corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the corporation may require.

                                    ARTICLE 2

                            MEETINGS OF STOCKHOLDERS

      SECTION 2.1 Annual meetings of stockholders, commencing with the year 1993, shall be held on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which they shall elect by a plurality vote a board of directors, and transact such other business as may properly be brought before the meeting.

      SECTION 2.2 Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the corporation.

      SECTION 2.3 The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to



                                       2.

be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

      SECTION 2.4 Special meetings of the stockholders of the Corporation, for any purpose or purposes, may be called at any time by the Board, by the holders of shares entitled to cast at least ten percent (10%) of the votes at such meeting or by a committee of the Board which has been duly designated by the Board and whose powers and authority, as provided in a resolution of the Board or in these Bylaws, include the power to call such meetings, but such special meetings may not be called by any other person or persons.

      SECTION 2.5 Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting, to each stockholder entitled to vote at such meeting. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the corporation.

      SECTION 2.6 Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

      SECTION 2.7 The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

      SECTION 2.8 When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the certificate of incorporation, a different



                                       3.

vote is required, in which case such express provision shall govern and control the decision of such question.

      SECTION 2.9 Unless otherwise provided in the certificate of incorporation each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period.

      SECTION 2.10 Unless otherwise provided in the certificate of incorporation, any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon where present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

      SECTION 2.11 Whenever notice is required to be given to the stockholders of the corporation under the provisions of statutes, the certificate of incorporation of the corporation or these bylaws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning' of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, need be specified in any written waiver of notice unless so required by the certificate of incorporation of the corporation or these bylaws.

                                    ARTICLE 3

                               BOARD OF DIRECTORS

      SECTION 3.1 The authorized number of directors which shall constitute the whole Board shall be not less than five (5) nor more than eleven (11). The exact number of authorized directors shall be nine (9) until changed, within the limits specified above, by affirmative vote of not less than two-thirds (2/3) of the then authorized number of directors. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 3.2 of this Article, and each director elected shall hold office until his successor is elected and qualified. Directors need not be stockholders.



                                       4.

      SECTION 3.2 Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by unanimous vote of all of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute.

      SECTION 3.3 The business of the corporation shall be managed by or under the direction of its board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these bylaws directed or required to be exercised or done by the stockholders.

                       MEETINGS OF THE BOARD OF DIRECTORS

      SECTION 3.4 The Board of Directors of the corporation may hold meetings, both regular and special, either within or without the State of Delaware.

      SECTION 3.5 The first meeting of each newly elected Board of Directors shall be held at such time and place as shall be fixed by the vote of the stockholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event of the failure of the stockholders to fix the time or place of such first meeting of the newly elected Board of Directors, or in the event such meeting is not held at the time and place so fixed by the stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the directors.

      SECTION 3.6 Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board.

      SECTION 3.7 Special meetings of the Board for any purpose or purposes may be called at any time by the Chairman of the Board, the Chief Executive Officer, or by any Vice President or the Secretary or any two directors. Special meetings of the Board may be held at such times and places within or without the state as may be designated in the notice of the meeting or which are designated by resolution of the Board.

      SECTION 3.8 When notice of a meeting of the Board is required, at least three (3) days' notice by mail or eighteen (18) hours' notice delivered personally or by telephone or telegraph shall be given to each director. Notice to any director who is not a resident of the Continental United States shall not be effective unless delivered personally, or by



                                       5.

telephone or telegraph, or, if mailed, until eighteen (18) hours after actual receipt of such notice, of a meeting. Such notice need not specify the purpose of the meeting. Notice of a meeting need not be given to any director who signs a waiver of notice or a consent to holding the meeting or an approval of the minutes thereof, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such director. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

      SECTION 3.9 At all meetings of the Board a majority of the directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation or by any other provision of these bylaws. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

      SECTION 3.10 Unless otherwise restricted by the certificate of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writings are filed with the minutes of proceedings of the Board or committee.

      SECTION 3.11 Unless otherwise restricted by the certificate of incorporation or these bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

      SECTION 3.12 No person other than a director may attend any meeting of the Board without the consent of a majority of the directors present; provided, however, that a representative of legal counsel for the corporation may attend any such meeting upon the invitation of any director; and provided further that any Designated Director, as such term is defined in Section 4 of that certain Securities Purchase Agreement dated October 30, 1987 by and between the corporation and Union Miniere S.A. and Section 3 of that certain Shareholders Agreement dated October 30, 1987 by and between the corporation and Union Miniere S.A. may appoint an alternate to attend any meeting at which such Designated Director cannot be present. Any such alternate shall be entitled to participate in the meeting and express the views of the Designated Director who is absent but such alternate shall not be entitled to vote upon any matter voted upon by the directors.



                                       6.

                             COMMITTEES OF DIRECTORS

      SECTION 3.13 The Board of Directors may, by resolution passed by all of the directors then in office, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

      In the absence of disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

      Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the certificate of incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the bylaws of the corporation; and, unless the resolution or the certificate of incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

      SECTION 3.14 Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

                            COMPENSATION OF DIRECTORS

      SECTION 3.15 Unless otherwise restricted by the certificate of incorporation or these bylaws, the Board of Directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.



                                       7.

                                    ARTICLE 4

                                    OFFICERS

      SECTION 4.1 The officers of the Corporation shall be a elected by the Board of Directors and shall include a Chief Executive Officer and a Secretary. The Board of Directors may elect from among its members a Chairman of the Board and a Vice Chairman of the Board. The Board of Directors may also elect a Treasurer and/or one or more Vice Presidents, Assistant Secretaries and Assistant Treasurers. Any number of offices may be held by the same person, unless the certificate of incorporation or these bylaws otherwise provide.

      SECTION 4.2 The Board of Directors at its first meeting after each annual meeting of stockholders shall elect a Chief Executive Officer and a Secretary and may also elect Vice Presidents and a Treasurer.

      SECTION 4.3 The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

      SECTION 4.4 The salaries of all officers and agents of the corporation shall be fixed by the Board of Directors.

      SECTION 4.5 The officers of the corporation shall hold office until their successors are chosen and qualified. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the corporation shall be filled by the Board of Directors.

                            THE CHAIRMAN OF THE BOARD

      SECTION 4.6 The Chairman of the Board, if any, shall preside at all meetings of the Board of Directors and of the stockholders at which he shall be present. He shall have and may exercise such powers as are from time to time, assigned to him by the Board and as may be provided by law.

      SECTION 4.7 In the absence of the Chairman of the Board, the Vice Chairman of the Board, if any, shall preside at all meetings of the Board of Directors and of the stockholders at which he shall be present. He shall have and may exercise such powers as are, from time to time, assigned to him by the Board and as may be provided by law.



                                       8.

                 THE CHIEF EXECUTIVE OFFICER AND VICE PRESIDENT

      SECTION 4.8 The Chief Executive Officer shall be the chief executive officer of the corporation; and in the absence of the Chairman and Vice Chairman of the Board he shall preside at all meetings of the stockholders and the Board of Directors. He shall have general and active management of the business of the corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect.

      SECTION 4.9 He shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the corporation.

      SECTION 4.10 In the absence of the Chief Executive Officer, or in the event of his inability or refusal to act, the Vice President, if any (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the directors, or in the absence of any designation, then in the order of their election), shall perform the duties of the Chief Executive Officer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer. Each Vice President shall perform such other, duties and have such other powers as the Board of Directors may from time to time prescribe.

                      THE SECRETARY AND ASSISTANT SECRETARY

      SECTION 4.11 The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all proceedings of the meetings of the corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or Chief Executive Officer, under whose supervision he shall be. He shall have custody of the corporate seal of the corporation and he, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature.

      SECTION 4.12 The Assistant Secretary, or, if there is more than one, the Assistant Secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election) shall, in the absence of the Secretary, or in the event of his inability or refusal to act, perform the duties and exercise the powers of



                                       9.

the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

                     THE TREASURER AND ASSISTANT TREASURERS

      SECTION 4.13 The Treasurer shall have custody of all corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors.

      SECTION 4.14 He shall disburse the funds of the corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the Corporation.

      SECTION 4.15 If required by the Board of Directors, he shall give the corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

      SECTION 4.16 The Assistant Treasurer, of if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors (or if. there by no such determination, then in the order of their election) shall, in the absence of the Treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

                                    ARTICLE 5

                                  MISCELLANEOUS

      SECTION 5.1 Every holder of stock in the corporation shall be entitled to have a certificate, signed by, or in the name of the corporation by, the Chairman or Vice Chairman of the Board of Directors, or the Chief Executive Officer or a Vice President and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the corporation, certifying the number of shares owned by him in the corporation.



                                      10.

      Certificate may be issued for partly paid shares and in such case upon the face or back of the certificates issued to represent any such partly paid shares, the total amount of the consideration to be paid therefor, and the amount paid thereon shall be specified.

      If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualification, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in Section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

      SECTION 5.2 Any of or all the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

                                LOST CERTIFICATES

      SECTION 5.3 The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

                                TRANSFER OF STOCK

      SECTION 5.4 Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the corporation to



                                      11.

issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

                               FIXING RECORD DATE

      SECTION 5.5 In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty more less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

                             REGISTERED STOCKHOLDERS

      SECTION 5.6 The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware

                                    ARTICLE 6

                               GENERAL PROVISIONS

                                    DIVIDENDS

      SECTION 6.1 Dividends upon the capital stock of the corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation.

      SECTION 6.2 Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of



                                      12.

the corporation, or for such other purposes as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

                                     CHECKS

      SECTION 6.3 All checks or demand for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

                                   FISCAL YEAR

      SECTION 6.4 The fiscal year of the corporation shall be fixed by resolution of the. Board of Directors.

                                      SEAL

      SECTION 6.5 The Board of Directors may adopt a corporate seal having inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal, Delaware." The seal may be used by causing it or a facsimile thereof to be impressed of affixed or reproduced or otherwise.

                                    ARTICLE 7

                                 INDEMNIFICATION

      SECTION 7.1 The corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding") by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust enterprise or non-profit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses reasonably incurred by such person. The corporation shall be required to indemnify a person in connection with a proceeding initiated by such person only if the proceeding was authorized by the Board of Directors of the corporation.

      SECTION 7.2 The corporation shall pay the expenses incurred in defending any proceeding in advance of its final disposition, provided, however, that the payment of expenses incurred by a director or officer in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the director or officer to



                                      13.

repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified under this Article VII or otherwise.

      SECTION 7.3 If a claim for indemnification or payment of expenses under this Article Vii is not paid in full within sixty (60) days after a written claim therefor has been received by the corporation, the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

      SECTION 7.4 The rights conferred on any person by this Article VII shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the certificate of incorporation, these by-laws, agreement, vote of stockholders or disinterested directors or otherwise.

      SECTION 7.5 The corporation's obligation, if any, to indemnify any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or non-profit, entity shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, enterprise or non-profit enterprise.

      SECTION 7.6 Any repeal or modification of the foregoing provisions of this
Article VII shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

                                    ARTICLE 8

                                    AMENDMENT

      SECTION 8.1 These bylaws may be altered, amended or repealed or new bylaws may be adopted by the affirmative vote of stockholders holding sixty-six and two-thirds percent (66 2/3%) of the entire stock of the corporation issued and outstanding and entitled to vote or by the vote of the Board of Directors, when such power is conferred upon the Board of Directors by the certificate of incorporation at any regular meeting of the stockholders or of the Board of Directors or at any special meeting of the stockholders or of the Board of Directors if notice of such alteration, amendment, repeal or adoption of new bylaws be contained in the notice of such special meeting. If the power to adopt, amend or repeal bylaws is conferred upon the Board of Directors by the certificate of incorporation it shall not divest or limit the power of the stockholders to adopt, amend or repeal bylaws.




                                      14.

                            CERTIFICATE OF SECRETARY

      The undersigned, being the Secretary of Laser Power, Corporation, a Delaware corporation, does hereby certify the foregoing to be the Amended and Restated Bylaws of said Corporation, as adopted by the directors of the Corporation and which remain in full force and effect as of the date hereof.

      Executed at San Diego, California effective April 15, 1994.


                                     -------------------------------------------
                                     Paul P. Wickman, Jr., Secretary




                                      15.